Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
eVision USA.Com, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 of eVision USA.Com, Inc. (formerly Fronteer Financial Holdings, Ltd.) of our report dated December 30, 1998, relating to the consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows of eVision USA.Com, Inc. and Subsidiaries for the year ended September 30, 1998, which report appears in the September 30, 2000, annual report on Form 10-K of eVision USA.Com, Inc.

                                                                                            /s/ KPMG LLP

Denver, Colorado
March 26, 2001